UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street, Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 12, 2018, Lorraine Fitzpatrick, M.D. ceased to be an “executive officer” of Radius Health, Inc. (the “Company”) as such term is defined under Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “officer” as such term is defined under Section 16 of the Exchange Act. Dr. Fitzpatrick remains an employee of the Company and shall continue as the Company’s Chief Medical Officer until a successor is hired, at which time Dr. Fitzpatrick will transition to a new Vice President level role with the Company.

Upon transitioning to the new position, Dr. Fitzpatrick’s annual bonus incentive target will be 30% of her base salary and she will report to the new Chief Medical Officer. The Company has agreed to grant Dr. Fitzpatrick an award of 16,000 stock options, which will vest as to 25% of the underlying shares on the first anniversary of the grant date and in equal monthly installments over the following thirty-six (36) months, subject to her continued employment or service with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: April 13, 2018	By:	/s/ Brent Hatzis-Schoch
	Name:	Brent Hatzis-Schoch
	Title:	General Counsel

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